Exhibit 99.3
© CTO Realty Growth, Inc. | ctoreit.com REALTY GROWTH Supplemental Reporting Information Q4 2022 Madison Yards Atlanta, GA

© CTO Realty Growth, Inc. | ctoreit.com Full Year and Fourth Quarter 2022 Earnings Release 4 Key Financial Information ▪ Consolidated Balance Sheets 14 ▪ Consolidated Statements of Operations 15 ▪ Non-GAAP Financial Measures 16 Capitalization & Dividends 19 Summary of Debt 20 Debt Maturities 21 Investments 22 Dispositions 23 Portfolio Summary 24 Portfolio Detail 25 Leasing Summary 28 Comparable Leasing Summary 29 Same-Property NOI 30 Lease Expirations 31 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com Top Tenant Summary 33 Geographic Diversification 34 Other Assets 35 2023 Guidance 36 Contact Information & Research Coverage 37 Safe Harbor, Non-GAAP Financial Measures, and Definitions and Terms 38 Table of Contents

© CTO Realty Growth, Inc. | ctoreit.com 4 Press Release Contact: Matthew M. Partridge Senior Vice President, Chief Financial Officer, and Treasurer (407) 904-3324 mpartridge@ctoreit.com FOR IMMEDIATE RELEASE CTO REALTY GROWTH REPORTS FULL YEAR AND FOURTH QUARTER 2022 OPERATING RESULTS WINTER PARK, FL – February 23, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter and year ended December 31, 2022. Select Full Year 2022 Highlights ▪ Reported a Net Loss per diluted share attributable to common stockholders of ($0.09) for the year ended December 31, 2022. ▪ Reported Core FFO per diluted share attributable to common stockholders of $1.74 for the year ended December 31, 2022. ▪ Reported AFFO per diluted share attributable to common stockholders of $1.83 for the year ended December 31, 2022. ▪ Invested a record $314.0 million into five mixed-use or retail property acquisitions totaling 1.3 million square feet at a weighted-average going-in cash cap rate of 7.5%. ▪ Originated structured investments totaling $59.2 million at a weighted-average initial yield of 8.2%. ▪ Sold six income properties for total disposition volume of $81.1 million at a blended exit cap rate of 6.2%. ▪ Reported an increase of 13.0% in Same-Property NOI as compared to the year-ended December 31, 2021. ▪ Purchased 155,665 shares of common stock of Alpine Income Property Trust, Inc. (“PINE”) at a weighted average gross price of $17.57 per share and recognized a non-cash, unrealized loss of $1.7 million on the mark-to-market of the Company’s investment in PINE. ▪ Issued a combined 5,016,026 shares of common stock through the Company’s inaugural follow-on equity offering and under its ATM offering program at a weighted average gross price of $19.73 per share, for total net proceeds of $95.3 million. ▪ Paid regular common stock cash dividends during the full year of 2022 of $1.49 per share, a 12.0% increase over the Company’s 2021 common stock cash dividends. Select Fourth Quarter 2022 Highlights ▪ Reported a Net Loss per diluted share attributable to common stockholders of ($0.21) for the quarter ended December 31, 2022. ▪ Reported Core FFO per diluted share attributable to common stockholders of $0.34 for the quarter ended December 31, 2022.

- Reported AFFO per diluted share attributable to common stockholders of $0.37 for the quarter ended December 31, 2022.
- Completed three mixed-use or retail property acquisitions totaling 1.0 million square feet for a gross value of $194.7 million at a weighted-average going-in cash cap rate of 8.0%.
- The Company sold 100% of its ownership interest in the entity that owned all of the Company's mitigation credit rights for gross proceeds of $8.1 million. As part of the transaction, the Company retained the right to 35 mitigation credits and/or mitigation credit rights for future sale.
- Reported a decrease in Same-Property NOI of (6.9%) as compared to the fourth quarter of 2021.
- Completed inaugural follow-on underwritten public common equity offering during the fourth quarter of 2022, issuing 3,450,000 shares of common stock at a price per share of $19.00, generating net proceeds of approximately $62.4 million.
- Paid a common stock cash dividend $0.38 per share, representing a 14.0% increase over the fourth quarter 2021 quarterly common stock cash dividend.

## CEO Comments

"2022 was another record year of transaction and capital markets activities for us at CTO and we are fortunate to have executed on a number of high-quality retail property acquisitions at favorable yields with an attractive investment basis in our target growth markets. Our portfolio is now comprised of some of the strongest employment and population locations in the country, primarily concentrated in the southeast and southwest in high-demand markets such as Atlanta, Dallas and Raleigh," said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. "We enter 2023 with a tremendous amount of opportunity to grow long-term portfolio-level cash flow as we lease up acquired vacancy and benefit from the resilient tenant demand and consumer traffic strength occurring in many of our top markets. Our well-positioned balance sheet has ample liquidity for targeted investment and we're hopeful that we'll see more attractive acquisition opportunities as the year progresses. When we combine our growth prospects with our expanding pipeline of signed leases that have yet to commence rent and our attractive 8.1% dividend yield, we're optimistic we can bring all of these components together to drive long-term shareholder value."

## Year-to-Date Financial Results Highlights

The table below provides a summary of the Company's operating results for the year ended December 31, 2022:

| (in thousands, except per share data) | Year Ended December 31, 2022 | | Year Ended December 31, 2021 | | *Variance to Comparable Period in the Prior Year* | | |
|---|---|---|---|---|---|---|---|
| Net Income Attributable to the Company | $ | 3,158 | $ | 29,940 | *$* | *(26,782)* | *(89.5%)* |
| Net Income (Loss) Attributable to Common Stockholders | $ | (1,623) | $ | 27,615 | *$* | *(29,238)* | *(105.9%)* |
| Net Income (Loss) per Share Attributable to Common Stockholders [(1)] | $ | (0.09) | $ | 1.56 | *$* | *(1.65)* | *(105.8%)* |
| Core FFO Attributable to Common Stockholders [(2)] | $ | 32,212 | $ | 22,766 | *$* | *9,446* | *41.5%* |
| Core FFO per Common Share – Diluted [(2)] | $ | 1.74 | $ | 1.29 | *$* | *0.45* | *34.9%* |
| AFFO Attributable to Common Stockholders [(2)] | $ | 33,925 | $ | 25,676 | *$* | *8,249* | *32.1%* |
| AFFO per Common Share – Diluted [(2)] | $ | 1.83 | $ | 1.45 | *$* | *0.38* | *26.2%* |
| Dividends Declared and Paid, per Preferred Share | $ | 1.59 | $ | 0.77 | *$* | *0.82* | *105.7%* |
| Dividends Declared and Paid, per Common Share | $ | 1.49 | $ | 1.33 | *$* | *0.16* | *12.0%* |

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(1) The denominator for this measure in 2022 excludes the impact of 3.1 million shares related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

## Quarterly Financial Results Highlights

The table below provides a summary of the Company's operating results for the three months ended December 31, 2022:

| (in thousands, except per share data) | For the Three Months Ended December 31, 2022 | | For the Three Months Ended December 31, 2021 | | *Variance to Comparable Period in the Prior Year* | | |
|---|---|---|---|---|---|---|---|
| Net Income (Loss) Attributable to the Company | $ | (3,079) | $ | 1,932 | *$* | *(5,011)* | *(259.4%)* |
| Net Income (Loss) Attributable to Common Stockholders | $ | (4,274) | $ | 736 | *$* | *(5,010)* | *(680.7%)* |
| Net Income (Loss) per Share Attributable to Common Stockholders (1) | $ | (0.21) | $ | 0.04 | *$* | *(0.25)* | *(625.0%)* |
| | | | | | | | |
| Core FFO Attributable to Common Stockholders (2) | $ | 6,816 | $ | 6,713 | *$* | *103* | *1.5%* |
| Core FFO per Common Share – Diluted (2) | $ | 0.34 | $ | 0.38 | *$* | *(0.04)* | *(10.5%)* |
| | | | | | | | |
| AFFO Attributable to Common Stockholders (2) | $ | 7,361 | $ | 7,272 | *$* | *89* | *1.2%* |
| AFFO per Common Share – Diluted (2) | $ | 0.37 | $ | 0.41 | *$* | *(0.04)* | *(9.8%)* |
| | | | | | | | |
| Dividends Declared and Paid, per Preferred Share | $ | 0.40 | $ | 0.40 | *$* | *0.00* | *0.00%* |
| Dividends Declared and Paid, per Common Share | $ | 0.38 | $ | 0.33 | *$* | *0.05* | *14.0%* |

(1) The denominator for this measure in 2022 excludes the impact of 3.2 million shares related to the Company's adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2) See the "Non-GAAP Financial Measures" section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

## Investments

During the year ended December 31, 2022, the Company invested a record $314.0 million into five mixed-use or retail property acquisitions totaling 1.3 million square feet and originated four structured investments to provide $59.2 million of funding towards retail and mixed-use properties. These 2022 acquisitions and structured investments were completed at a weighted average going-in yield of 7.7%.

During the three months ended December 31, 2022, the Company completed three mixed-use or retail property acquisitions totaling 1.0 million square feet for a gross value of $194.7 million at a weighted-average going-in cash cap rate of 8.0%. The Company's fourth quarter 2022 investments included the following:

Acquired West Broad Village, a 392,000 square foot grocery-anchored lifestyle property situated 32.6 acres in the Short Pump submarket of Richmond, Virginia for a purchase price of $93.9 million. The property, anchored by Whole Foods and REI, is comprised of approximately 297,700 square feet of retail and 94,300

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- square feet of complementary office and includes a combination of national and local tenants spanning the grocery, food & beverage, entertainment, education, home décor, childcare and medical sectors.
- Purchased The Collection at Forsyth, a 560,000 square foot lifestyle, mixed-use property spanning 58.9 acres in the Forsyth County submarket of Atlanta, Georgia for a purchase price of $96.0 million. Built in 2008, the property provides a mix of national and local tenants, including Academy Sports, AMC Theatres, Children's Healthcare of Atlanta, Ted's Montana Grill, DSW and Barnes & Noble.
- Acquired an assemblage of five restaurant and parking parcels encompassing 28,500 square feet of leasable space across 3.8 acres in the tourist district of Daytona Beach, Florida for $4.8 million. The properties are less than one mile from the Company's two existing beachside Daytona Beach restaurant properties, which are seeing record gross revenues despite disruption from last year's hurricane season. The Company intends to lease the properties to new operators after purchasing the portfolio off-market from the prior owner who has made the decision to retire after operating the properties for the past three decades.

## Dispositions

During the year ended December 31, 2022, the Company sold six properties, two of which were classified as commercial loan investments due to the respective tenants' repurchase options, for $81.1 million at a weighted average exit cap rate of 6.2%.

## Portfolio Summary

The Company's income property portfolio consisted of the following as of December 31, 2022:

| Asset Type | # of Properties | Square Feet | Weighted Average Remaining Lease Term |
|---|---|---|---|
| Single Tenant | 8 | 436 | 5.7 years |
| Multi-Tenant | 15 | 3,283 | 4.8 years |
| Total / Weighted Average Lease Term | 23 | 3,719 | 5.5 years |

| Property Type | # of Properties | Square Feet | % of Cash Base Rent |
|---|---|---|---|
| Retail | 15 | 1,967 | 50.1% |
| Office | 3 | 395 | 10.3% |
| Mixed-Use | 5 | 1,357 | 39.6% |
| Total / Weighted Average Lease Term | 23 | 3,719 | 100% |

Square feet in thousands.

| | |
|---|---|
| Leased Occupancy | 92.9% |
| Occupancy | 90.2% |

## Same Property Net Operating Income

During the full year of 2022, the Company's Same-Property NOI totaled $22.9 million, an increase of 13.0% over the comparable prior year period, as presented in the following table.

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| | Year Ended December 31, 2022 | | Year Ended December 31, 2021 | | *Variance to Comparable Period in the Prior Year* | | |
|---|---|---|---|---|---|---|---|
| Single Tenant | $ | 8,557 | $ | 8,238 | *$* | *319* | *3.9%* |
| Multi-Tenant | | 14,300 | | 11,988 | | *2,312* | *19.3%* |
| Total | $ | 22,857 | $ | 20,226 | *$* | *2,631* | *13.0%* |

In thousands.

The Company's Same-Property NOI totaled $8.1 million during the fourth quarter of 2022, a decrease of (6.9%) over the comparable prior year period, as presented in the following table.

| | For the Three Months Ended December 31, 2022 | | For the Three Months Ended December 31, 2021 | | *Variance to Comparable Period in the Prior Year* | | |
|---|---|---|---|---|---|---|---|
| Single Tenant | $ | 2,745 | $ | 2,758 | *$* | *(13)* | *(0.5%)* |
| Multi-Tenant | | 5,370 | | 5,958 | | *(588)* | *(9.9%)* |
| Total | $ | 8,115 | $ | 8,716 | *$* | *(601)* | *(6.9%)* |

In thousands.

## Leasing Activity

During the year ended December 31, 2022, the Company signed 60 leases totaling 216,931 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 35 leases totaling 127,673 square feet at an average cash base rent of $32.29 per square foot compared to a previous average cash base rent of $27.54 per square foot, representing 17.3% comparable growth.

A summary of the Company's overall leasing activity for the year ended December 31, 2022, is as follows:

| | Square Feet | Weighted Average Lease Term | Cash Rent Per Square Foot | Tenant Improvements | | Leasing Commissions | |
|---|---|---|---|---|---|---|---|
| New Leases | 121.6 | 9.4 years | $32.24 | $ | 6,746 | $ | 2,024 |
| Renewals & Extensions | 95.3 | 5.3 years | $30.24 | $ | 395 | $ | 150 |
| Total / Weighted Average | 216.9 | 7.6 years | $31.36 | $ | 7,141 | $ | 2,174 |

In thousands except for per square foot and weighted average lease term data.

During the fourth quarter of 2022, the Company signed 14 leases totaling 43,568 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 9 leases totaling 20,860 square feet at an average cash base rent of $29.59 per square foot compared to a previous average cash base rent of $26.86 per square foot, representing 10.1% comparable growth.

A summary of the Company's overall leasing activity for the quarter ended December 31, 2022, is as follows:

| | Square Feet | Weighted Average Lease Term | Cash Rent Per Square Foot | Tenant Improvements | | Leasing Commissions | |
|---|---|---|---|---|---|---|---|
| New Leases | 22.7 | 8.5 years | $25.18 | $ | 309 | $ | 362 |
| Renewals & Extensions | 20.9 | 4.2 years | $29.59 | $ | 27 | $ | 12 |
| Total / Weighted Average | 43.6 | 6.2 years | $27.29 | $ | 336 | $ | 374 |

In thousands except for per square foot and weighted average lease term data.

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© CTO Realty Growth, Inc. | ctoreit.com 9 Subsurface Interests and Mitigation Credits During the year ended December 31, 2022, the Company sold approximately 14,600 acres of subsurface oil, gas and mineral rights for $1.7 million, resulting in aggregate gains of $1.6 million. As of December 31, 2022, the Company owns full or fractional subsurface oil, gas, and mineral interests underlying approximately 355,000 “surface” acres of land owned by others in 19 counties in Florida. During the three months ended December 31, 2022, the Company sold approximately 3 acres of subsurface oil, gas, and mineral rights for $0.1 million, resulting in aggregate gains of $0.1 million. During the year ended December 31, 2022, the Company sold approximately 34.4 mitigation credits for $3.5 million, resulting in aggregate gains of $1.1 million. During the three months ended December 31, 2022, the Company sold approximately 7.3 mitigation credits for $0.9 million, resulting in aggregate gains of $0.3 million. In addition to the Company’s mitigation credit sales throughout the year 2022, during the fourth quarter, the Company sold 100% of its ownership interest in the entity that owned all of the Company’s mitigation credit rights for gross proceeds of $8.1 million. As part of the transaction, the Company retained the right to 35 mitigation credits and/or mitigation credit rights for future sale. Capital Markets and Balance Sheet During the quarter ended December 31, 2022, the Company completed the following notable capital markets activities: ▪ On December 5, 2022, the Company closed its underwritten public offering of 3,450,000 shares of common stock, which includes the full exercise of the underwriters’ option to purchase additional shares, at a price to the public of $19.00 per share, generating net proceeds of $62.4 million. ▪ Issued 604,765 common shares under its ATM offering program at a weighted average gross price of $20.29 per share, for total net proceeds of $12.1 million. The following table provides a summary of the Company’s long-term debt, at face value, as of December 31, 2022: Component of Long-Term Debt Principal Interest Rate Maturity Date 2025 Convertible Senior Notes $51.0 million 3.875% April 2025 2026 Term Loan (1) $65.0 million SOFR + 10 bps + [1.25% – 2.20%] March 2026 Mortgage Note (2) $17.8 million 4.06% August 2026 Revolving Credit Facility $113.8 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2027 Term Loan (3) $100.0 million SOFR + 10 bps + [1.25% – 2.20%] January 2027 2028 Term Loan (4) $100.0 million SOFR + 10 bps + [1.20% – 2.15%] January 2028 Total Debt / Weighted Average Interest Rate $447.6 million 3.94% (1) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread. (2) Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas. (3) The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread. (4) The Company entered into interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

© CTO Realty Growth, Inc. | ctoreit.com 10 As of December 31, 2022, the Company’s net debt to Pro Forma EBITDA was 7.3 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.4 times. As of December 31, 2022, the Company’s net debt to total enterprise value was 46.4%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares. Dividends On November 22, 2022, the Company announced a cash dividend on its common stock and Series A Preferred stock for the fourth quarter of 2022 of $0.38 per share and $0.40 per share, respectively, payable on December 30, 2022 to stockholders of record as of the close of business on December 12, 2022. The fourth quarter 2022 common stock cash dividend represents a 14.0% increase over the comparable prior year period quarterly dividend and a payout ratio of 111.8% and 102.7% of the Company’s fourth quarter 2022 Core FFO per diluted share and AFFO per diluted share, respectively. During the year ended December 31, 2022, the Company paid cash dividends on its common stock and Series A Preferred stock of $1.49 per share and $1.59 per share, respectively. The 2022 common stock cash dividends represent a 12.0% increase over the Company’s full year 2021 common stock cash dividends and payout ratios of 85.8% and 81.6% of the Company’s full year 2022 Core FFO per diluted share and AFFO per diluted share, respectively. On February 22, 2023, the Company declared a common stock cash dividend for the first quarter of 2023 of $0.38 per share, representing an annualized yield of 8.1% based on the closing price of the Company’s common stock on February 22, 2023. 2023 Guidance The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2023 is as follows: 2023 Guidance Range Low High Core FFO Per Diluted Share $1.50 to $1.55 AFFO Per Diluted Share $1.64 to $1.69 The Company’s 2023 guidance includes but is not limited to the following assumptions: ▪ Same-Property NOI growth of 1% to 4%, including the impact of elevated bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults ▪ General and administrative expense within a range of $14 million to $15 million ▪ Weighted average diluted shares outstanding between 22.8 million shares and 23.6 million shares ▪ Year-end 2023 leased occupancy projected to be within a range of 94% to 95% before any potential impact from 2023 income property acquisitions and/or dispositions ▪ Investment in income producing assets, including structured investments, between $100 million and $250 million at a weighted average initial cash yield between 7.25% and 8.00% ▪ Disposition of assets between $5 million and $75 million at a weighted average exit cash yield between 6.00% and 7.50%

© CTO Realty Growth, Inc. | ctoreit.com 11 Earnings Conference Call & Webcast The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2022 on Friday, February 24, 2023, at 9:00 AM ET. A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details. Webcast: https://edge.media-server.com/mmc/p/2wxuo8wm Dial-In: https://register.vevent.com/register/BI79f7467911aa4987b972fb9149643328 We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com. About CTO Realty Growth, Inc. CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT. We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com. Safe Harbor Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

© CTO Realty Growth, Inc. | ctoreit.com 12 There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities. To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related

© CTO Realty Growth, Inc. | ctoreit.com 13 intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com 14 Consolidated Balance Sheet CTO Realty Growth, Inc. Consolidated Balance Sheets (In thousands, except share and per share data) As of December 31, 2022 December 31, 2021 ASSETS Real Estate: Land, at Cost $ 233,930 $ 189,589 Building and Improvements, at Cost 530,029 325,418 Other Furnishings and Equipment, at Cost 748 707 Construction in Process, at Cost 6,052 3,150 Total Real Estate, at Cost 770,759 518,864 Less, Accumulated Depreciation (36,038) (24,169) Real Estate—Net 734,721 494,695 Land and Development Costs 685 692 Intangible Lease Assets—Net 115,984 79,492 Assets Held for Sale — 6,720 Investment in Alpine Income Property Trust, Inc. 42,041 41,037 Mitigation Credits 1,856 3,702 Mitigation Credit Rights 725 21,018 Commercial Loans and Investments 31,908 39,095 Cash and Cash Equivalents 19,333 8,615 Restricted Cash 1,861 22,734 Refundable Income Taxes 448 442 Deferred Income Taxes—Net 2,530 — Other Assets 34,453 14,897 Total Assets $ 986,545 $ 733,139 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities: Accounts Payable $ 2,544 $ 676 Accrued and Other Liabilities 18,028 13,121 Deferred Revenue 5,735 4,505 Intangible Lease Liabilities—Net 9,885 5,601 Deferred Income Taxes—Net — 483 Long-Term Debt 445,583 278,273 Total Liabilities 481,775 302,659 Commitments and Contingencies Stockholders’ Equity: Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at December 31, 2022 and December 31, 2021 30 30 Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,854,775 shares issued and outstanding at December 31, 2022; and 17,748,678 shares issued and outstanding at December 31, 2021 229 60 Additional Paid-In Capital 172,471 85,414 Retained Earnings 316,279 343,459 Accumulated Other Comprehensive Income 15,761 1,517 Total Stockholders’ Equity 504,770 430,480 Total Liabilities and Stockholders’ Equity $ 986,545 $ 733,139

# Consolidated P&L

**CTO Realty Growth, Inc.**
**Consolidated Statements of Operations**
(In thousands, except share, per share and dividend data)

| | (Unaudited) Three Months Ended December 31, 2022 | (Unaudited) Three Months Ended December 31, 2021 | Year Ended December 31, 2022 | Year Ended December 31, 2021 |
|---|---|---|---|---|
| Revenues | | | | |
| Income Properties | $ 19,628 | $ 13,922 | $ 68,857 | $ 50,679 |
| Management Fee Income | 994 | 944 | 3,829 | 3,305 |
| Interest Income From Commercial Loans and Investments | 841 | 725 | 4,172 | 2,861 |
| Real Estate Operations | 1,067 | 9,109 | 5,462 | 13,427 |
| Total Revenues | 22,530 | 24,700 | 82,320 | 70,272 |
| Direct Cost of Revenues | | | | |
| Income Properties | (6,421) | (4,127) | (20,364) | (13,815) |
| Real Estate Operations | (553) | (7,748) | (2,493) | (8,615) |
| Total Direct Cost of Revenues | (6,974) | (11,875) | (22,857) | (22,430) |
| General and Administrative Expenses | (3,927) | (2,725) | (12,899) | (11,202) |
| Impairment Charges | — | (1,072) | — | (17,599) |
| Depreciation and Amortization | (8,454) | (5,153) | (28,855) | (20,581) |
| Total Operating Expenses | (19,355) | (20,825) | (64,611) | (71,812) |
| Gain (Loss) on Disposition of Assets | (11,770) | 210 | (7,042) | 28,316 |
| Loss on Extinguishment of Debt | — | (2,790) | — | (3,431) |
| Other Gains (Loss) | (11,770) | (2,580) | (7,042) | 24,885 |
| Total Operating Income (Loss) | (8,595) | 1,295 | 10,667 | 23,345 |
| Investment and Other Income (Loss) | 7,046 | 4,007 | 776 | 12,445 |
| Interest Expense | (3,899) | (2,078) | (11,115) | (8,929) |
| Income (Loss) Before Income Tax Benefit (Expense) | (5,448) | 3,224 | 328 | 26,861 |
| Income Tax Benefit (Expense) | 2,369 | (1,292) | 2,830 | 3,079 |
| Net Income (Loss) Attributable to the Company | (3,079) | 1,932 | 3,158 | 29,940 |
| Distributions to Preferred Stockholders | (1,195) | (1,196) | (4,781) | (2,325) |
| Net Income (Loss) Attributable to Common Stockholders | $ (4,274) | $ 736 | $ (1,623) | $ 27,615 |
| | | | | |
| Per Share Information: | | | | |
| Basic and Diluted Net Income (Loss) Attributable to Common Stockholders | $ (0.21) | $ 0.04 | $ (0.09) | $ 1.56 |
| | | | | |
| Weighted Average Number of Common Shares | | | | |
| Basic and Diluted | 19,884,782 | 17,671,194 | 18,508,201 | 17,676,809 |
| | | | | |
| Dividends Declared and Paid – Preferred Stock | $ 0.40 | $ 0.40 | $ 1.59 | $ 0.77 |
| Dividends Declared and Paid – Common Stock | $ 0.38 | $ 0.33 | $ 1.49 | $ 1.33 |

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 15

© CTO Realty Growth, Inc. | ctoreit.com 16 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Same-Property NOI Reconciliation (Unaudited) (In thousands) Three Months Ended Year Ended December 31, 2022 December 31, 2021 December 31, 2022 December 31, 2021 Net Income (Loss) Attributable to the Company $ (3,079) $ 1,932 $ 3,158 $ 29,940 Loss (Gain) on Disposition of Assets 11,770 (210) 7,042 (28,316) Loss on Extinguishment of Debt — 2,790 — 3,431 Impairment Charges — 1,072 — 17,599 Depreciation and Amortization 8,454 5,153 28,855 20,581 Amortization of Intangibles to Lease Income (676) (416) (2,161) 404 Straight-Line Rent Adjustment 521 599 2,166 2,443 COVID-19 Rent Repayments (26) (104) (105) (842) Accretion of Tenant Contribution 40 39 154 236 Interest Expense 3,899 2,078 11,115 8,929 General and Administrative Expenses 3,927 2,725 12,899 11,202 Investment and Other Income (7,046) (4,007) (776) (12,445) Income Tax Expense (Benefit) (2,369) 1,292 (2,830) (3,079) Real Estate Operations Revenues (1,067) (9,109) (5,462) (13,427) Real Estate Operations Direct Cost of Revenues 553 7,748 2,493 8,615 Management Fee Income (994) (944) (3,829) (3,305) Interest Income from Commercial Loans and Investments (841) (725) (4,172) (2,861) Less: Impact of Properties Not Owned for the Full Reporting Period (4,951) (1,197) (25,690) (18,879) Same-Property NOI $ 8,115 $ 8,716 $ 22,857 $ 20,226

Non-GAAP Financial Measures

## CTO Realty Growth, Inc.
## Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

| | Three Months Ended | | Year Ended | |
|---|---|---|---|---|
| | December 31, 2022 | December 31, 2021 | December 31, 2022 | December 31, 2021 |
| Net Income (Loss) Attributable to the Company | $ (3,079) | $ 1,932 | $ 3,158 | $ 29,940 |
| Add Back: Effect of Dilutive Interest Related to 2025 Notes [1] | — | — | — | — |
| Net Income Attributable to the Company, If-Converted | $ (3,079) | $ 1,932 | 3,158 | 29,940 |
| Depreciation and Amortization of Real Estate | 8,440 | 5,153 | 28,799 | 20,581 |
| Loss (Gain) on Disposition of Assets, Net of Income Tax | 8,898 | (210) | 4,170 | (28,316) |
| Gain on Disposition of Other Assets | (519) | (1,375) | (2,992) | (4,924) |
| Impairment Charges, Net | — | 809 | — | 13,283 |
| Unrealized Loss (Gain) on Investment Securities | (6,405) | (3,446) | 1,697 | (10,340) |
| Income Tax Expense from Non-FFO Items | — | 1,840 | — | 1,840 |
| Funds from Operations | $ 7,335 | $ 4,703 | $ 34,832 | $ 22,064 |
| Distributions to Preferred Stockholders | (1,195) | (1,196) | (4,781) | (2,325) |
| Funds From Operations Attributable to Common Stockholders | $ 6,140 | $ 3,507 | $ 30,051 | $ 19,739 |
| Loss on Extinguishment of Debt | — | 2,790 | — | 3,431 |
| Amortization of Intangibles to Lease Income | 676 | 416 | 2,161 | (404) |
| Less: Effect of Dilutive Interest Related to 2025 Notes [1] | — | — | — | — |
| Core Funds From Operations Attributable to Common Stockholders | $ 6,816 | $ 6,713 | $ 32,212 | $ 22,766 |
| Adjustments: | | | | |
| Straight-Line Rent Adjustment | (521) | (599) | (2,166) | (2,443) |
| COVID-19 Rent Repayments | 26 | 104 | 105 | 842 |
| Other Depreciation and Amortization | (33) | (149) | (232) | (676) |
| Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest | 264 | 469 | 774 | 1,864 |
| Non-Cash Compensation | 809 | 734 | 3,232 | 3,168 |
| Non-Recurring G&A | — | — | — | 155 |
| Adjusted Funds From Operations Attributable to Common Stockholders | $ 7,361 | $ 7,272 | $ 33,925 | $ 25,676 |
| | | | | |
| FFO Attributable to Common Stockholders per Common Share – Diluted | $ 0.31 | $ 0.20 | $ 1.62 | $ 1.12 |
| Core FFO Attributable to Common Stockholders per Common Share – Diluted | $ 0.34 | $ 0.38 | $ 1.74 | $ 1.29 |
| AFFO Attributable to Common Stockholders per Common Share – Diluted | $ 0.37 | $ 0.41 | $ 1.83 | $ 1.45 |

(1) Interest related to the 2025 Convertible Senior Notes excluded from net income attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income attributable to common stockholders would be anti-dilutive.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com 17

© CTO Realty Growth, Inc. | ctoreit.com 18 Non-GAAP Financial Measures CTO Realty Growth, Inc. Non-GAAP Financial Measures Reconciliation of Net Debt to Pro Forma EBITDA (Unaudited) (In thousands) Three Months Ended December 31, 2022 Net Loss Attributable to the Company $ (3,079) Depreciation and Amortization of Real Estate 8,440 Loss on Disposition of Assets, Net of Income Tax 8,898 Gain on Disposition of Other Assets (519) Unrealized Gain on Investment Securities (6,405) Distributions to Preferred Stockholders (1,195) Straight-Line Rent Adjustment (521) Amortization of Intangibles to Lease Income 676 Other Non-Cash Amortization (33) Amortization of Loan Costs and Discount on Convertible Debt 264 Non-Cash Compensation 809 Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt 3,635 EBITDA $ 10,970 Annualized EBITDA $ 43,880 Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1) 14,166 Pro Forma EBITDA $ 58,046 Total Long-Term Debt $ 445,583 Financing Costs, Net of Accumulated Amortization 1,637 Unamortized Convertible Debt Discount 364 Cash & Cash Equivalents (19,333) Restricted Cash (1,861) Net Debt $ 426,390 Net Debt to Pro Forma EBITDA 7.3x (1) Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activity during the three months ended December 31, 2022.

© CTO Realty Growth, Inc. | ctoreit.com Capitalization & Dividends $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. Equity Capitalization Common Shares Outstanding 22,855 Common Share Price $18.28 Total Common Equity Market Capitalization $417,789 Series A Preferred Shares Outstanding 3,000 Series A Preferred Par Value Per Share $25.00 Series A Preferred Par Value $75,000 Total Equity Capitalization $492,789 Debt Capitalization Total Debt Outstanding $447,584 Total Capitalization $940,373 Cash, Restricted Cash & Cash Equivalents $21,194 Total Enterprise Value $919,179 Dividends Paid Common Preferred Q1 2022 $0.36 $0.40 Q2 2022 $0.37 $0.40 Q3 2022 $0.38 $0.40 Q4 2022 $0.38 $0.40 Trailing Twelve Months Q4 2022 $1.49 $1.59 Q4 2022 Core FFO Per Diluted Share $0.34 Q4 2022 AFFO Per Diluted Share $0.37 Q4 2022 Core FFO Payout Ratio 111.8% Q4 2022 AFFO Payout Ratio 102.7% Dividend Yield Q4 2022 $0.38 $0.40 Annualized Q4 2022 Dividend $1.52 $1.59 Price Per Share as of December 31, 2022 $18.28 $20.45 Implied Dividend Yield 8.3% 7.8% 19

© CTO Realty Growth, Inc. | ctoreit.com Debt Summary $ in thousands. Any differences are a result of rounding. (1) See reconciliation as part of Non-GAAP Financial Measures in the Company’s Fourth Quarter 2022 Earnings Release. Indebtedness Outstanding Face Value Interest Rate Maturity Date Type Revolving Credit Facility $113,750 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Variable 2025 Convertible Senior Notes 51,034 3.88% April 2025 Fixed 2026 Term Loan 65,000 SOFR + 10 bps + [1.25% – 2.20%] March 2026 Fixed 2027 Term Loan 100,000 SOFR + 10 bps + [1.25% – 2.20%] January 2027 Fixed 2028 Term Loan 100,000 SOFR + 10 bps + [1.20% – 2.15%] January 2028 Fixed Mortgage Note 17,800 4.06% August 2026 Fixed Total / Wtd. Avg. $447,584 3.94% Fixed vs. Variable Face Value Interest Rate % of Total Debt Total Fixed Rate Debt 333,834 3.32% 75% Total Variable Rate Debt 113,750 SOFR + 10 bps + [1.25% – 2.20%] 25% Total / Wtd. Avg. $447,584 3.94% 100% Leverage Metrics Face Value of Debt $447,584 Cash, Restricted Cash & Cash Equivalents ($21,194) Net Debt $426,390 Total Enterprise Value $919,179 Net Debt to Total Enterprise Value 46% Net Debt to Pro Forma EBITDA(1) 7.3x 20

© CTO Realty Growth, Inc. | ctoreit.com Debt Maturities $ in thousands. Any differences are a result of rounding. Year Outstanding % of Debt Maturing Cumulative % of Debt Maturing Weighted Average Rate 2023 $ − − % − % − % 2024 − − % − % − % 2025 51,034 11.40% 11.40% 3.88% 2026 82,800 18.50% 29.90% 2.21% 2027 213,750 47.76% 77.66% 4.05% 2028 100,000 22.34% 100.00% 5.18% Total $447,584 100.00% 3.94% 21

# Year-to-Date Investments

| Property Acquisitions | Market | Type | Date Acquired | Square Feet | Price | Occupancy At Acq. |
|---|---|---|---|---|---|---|
| Price Plaza Shopping Center – Katy, TX | Houston, TX | Multi-Tenant Retail | March 2022 | 200,576 | $39,100 | 95% |
| Madison Yards – Atlanta, GA | Atlanta, GA | Multi-Tenant Retail | July 2022 | 162,521 | $80,200 | 99% |
| West Broad Village – Glen Allen, VA | Richmond, VA | Grocery-Anchored Retail | October 2022 | 392,007 | $93,850 | 83% |
| Main Street Portfolio – Daytona Beach, FL | Daytona Beach, FL | Single Tenant Retail | December 2022 | 28,511 | $4,843 | 100% |
| The Collection at Forsyth – Cumming, GA | Atlanta, GA | Lifestyle | December 2022 | 560,434 | $96,000 | 86% |
| **Total Acquisitions** | | | | **1,349,286** | **$313,993** | |

| Structured Investments | Market | Type | Date Originated | Capital Commitment | Structure |
|---|---|---|---|---|---|
| Phase II of The Exchange at Gwinnett – Buford, GA | Atlanta, GA | Retail Outparcels | January 2022 | $8,700 | First Mortgage |
| Watters Creek at Montgomery Farm – Allen, TX | Dallas, TX | Grocery Anchored Retail | April 2022 | $30,000 | Preferred Equity |
| WaterStar Orlando – Kissimmee, FL | Orlando, FL | Retail Outparcels | April 2022 | $19,000 | First Mortgage |
| Improvement Loan at Ashford Lane – Atlanta, GA | Atlanta, GA | Tenant Improvement Loan | May 2022 | $1,500 | Landlord Financing |
| **Total Structured Investments** | | | | **$59,200** | |

$ in thousands. Any differences are a result of rounding.

CTO LISTED NYSE © CTO Realty Growth, Inc. | ctoreit.com

22

© CTO Realty Growth, Inc. | ctoreit.com Property Market Type Date Sold Square Feet Price Gain (Loss) Party City – Oceanside, NY New York, NY Single Tenant Retail January 2022 15,500 $6,949 ($60) The Carpenter Hotel – Austin, TX Austin, TX Hospitality Ground Lease March 2022 73,508 $17,095 ($178) Westland Gateway Plaza – Hialeah, FL Miami, FL Multi-Tenant Retail July 2022 108,029 $22,150 $986 Firebirds Wood Fire Grill – Jacksonville, FL Jacksonville, FL Single Tenant Retail September 2022 6,948 $5,513 $931 Chuy’s – Jacksonville, FL Jacksonville, FL Single Tenant Retail September 2022 7,950 $5,825 ($445) 245 Riverside – Jacksonville, FL Jacksonville, FL Multi-Tenant Office September 2022 136,853 $23,550 $3,501 Total Dispositions 348,788 $81,082 $4,735 Year-to-Date Dispositions 23 $ in thousands. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Summary $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 24 Total Portfolio as of December 31, 2022 Asset Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Single Tenant 8 436 $19.69 100.0% 100.0% Multi-Tenant 15 3,283 $19.49 88.9% 92.0% Total Portfolio 23 3,719 $19.52 90.2% 92.9% Property Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Retail 15 1,967 $18.47 91.4% 95.0% Office 3 395 $19.01 100.0% 100.0% Mixed Use 5 1,357 $21.18 85.7% 87.9% Hospitality − − − − − Total Portfolio 23 3,719 $19.52 90.2% 92.9% Total Portfolio as of December 31, 2021 Asset Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Single Tenant 9 511 $20.25 100.0% 100.0% Multi-Tenant 13 2,211 $17.73 85.9% 90.4% Total Portfolio 22 2,722 $18.21 88.5% 92.6% Property Type Number of Properties Square Feet Cash ABR PSF Occupancy Leased Occupancy Retail 14 1,715 $17.12 88.4% 92.3% Office 4 532 $18.72 94.2% 98.2% Mixed Use 3 402 $23.09 79.6% 85.0% Hospitality 1 73 $13.16 100.0% 100.0% Total Portfolio 22 2,722 $18.21 88.5% 92.6%

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 25 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Atlanta, GA The Collection at Forsyth Lifestyle 2022 2006 58.9 560,434 86% 87% $18.36 Ashford Lane Lifestyle 2020 2005 43.7 277,408 73% 87% $23.06 Madison Yards Grocery-Anchored 2022 2019 10.3 162,521 99% 100% $30.43 The Exchange at Gwinnett Grocery-Anchored 2021 2021 12.0 69,266 92% 98% $29.55 Total Atlanta, GA 124.9 1,069,629 85% 90% $22.14 Dallas, TX The Shops at Legacy Lifestyle 2021 2007 12.7 237,366 96% 98% $32.36 Westcliff Shopping Center Grocery-Anchored 2017 1955 10.3 134,791 61% 72% $4.20 Total Dallas, TX 23.0 372,157 83% 88% $22.16 Richmond, VA West Broad Village Grocery-Anchored 2022 2007 32.6 392,007 83% 83% $19.54 Raleigh, NC Beaver Creek Crossings Retail Power Center 2021 2005 51.6 321,977 97% 98% $16.38 Phoenix, AZ Crossroads Town Center Retail Power Center 2020 2005 31.1 244,072 99% 99% $20.03 Jacksonville, FL The Strand at St. Johns Town Center Retail Power Center 2019 2017 52.0 210,973 92% 95% $22.24 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 26 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Albuquerque, NM Fidelity Single Tenant Office 2018 2009 25.3 210,067 100% 100% $17.23 Houston, TX Price Plaza Shopping Center Retail Power Center 2022 1999 23.2 200,576 97% 97% $15.84 Santa Fe, NM 125 Lincoln & 150 Washington Mixed Use 2021 1983 1.5 137,209 74% 84% $20.21 Tampa, FL Sabal Pavilion Single Tenant Office 2020 1998 11.5 120,500 100% 100% $18.80 Salt Lake City, UT Jordan Landing Retail Power Center 2021 2003 16.1 170,996 100% 100% $9.90 Washington, DC General Dynamics Single Tenant Office 2019 1984 3.0 64,319 100% 100% $25.24 Las Vegas, NV Eastern Commons Grocery-Anchored 2021 2001 11.9 133,304 100% 100% $11.77 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Portfolio Detail 27 Property Type Year Acquired/ Developed Year Built Acreage Square Feet In-Place Occupancy Leased Occupancy Cash ABR PSF Daytona Beach, FL Daytona Beach Restaurant Portfolio Single Tenant (5) 2018 / 2022 1915 - 2018 8.3 40,555 100% 100% $26.24 Orlando, FL Winter Park Office Mixed Use 2021 2.3 30,296 84% 100% $11.55 Total Portfolio 418.2 3,718,637 90% 93% $19.52 $ in thousands, except per square foot data. Any differences are a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Leasing Summary $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 28 Renewals and Extensions Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 8 5 9 9 31 Square Feet 32.5 10.2 31.8 20.9 95.3 New Cash Rent PSF $31.57 $29.28 $29.62 $29.59 $30.24 Tenant Improvements $368 $ − $ − $27 $395 Leasing Commissions $36 $28 $77 $12 $150 Weighted Average Term 6.2 3.6 5.8 4.2 5.3 New Leases Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 10 7 7 5 29 Square Feet 24.4 30.9 43.4 22.7 121.6 New Cash Rent PSF $31.32 $32.66 36.14 $25.18 $32.24 Tenant Improvements $691 $2,721 $3,025 $309 $6,746 Leasing Commissions $335 $298 $1,033 $362 $2,024 Weighted Average Term 8.9 12.2 8.7 8.5 9.4 All Leases Summary Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Leases 18 12 16 14 60 Square Feet 56.9 41.1 75.2 43.6 216.9 New Cash Rent PSF $31.46 $31.82 $33.39 $27.29 $31.36 Tenant Improvements $1,059 $2,721 $3,025 $336 $7,141 Leasing Commissions $371 $326 $1,110 $374 $2,174 Weighted Average Term 6.6 10.3 7.6 6.2 7.6

# Comparable Leasing Summary

| Renewals and Extensions - Comparable | Number of Leases Signed | GLA Signed | New Cash Rent PSF | Expiring Cash Rent PSF | % Increase Over Expiring Rent | Weighted Average Lease Term | Tenant Improvements | Lease Commissions |
|---|---|---|---|---|---|---|---|---|
| 1st Quarter 2022 | 8 | 32.5 | $31.57 | $31.10 | 1.5% | 5.9 | $368 | $35 |
| 2nd Quarter 2022 | 5 | 10.2 | 29.28 | 28.21 | 3.8% | 3.6 | – | 27 |
| 3rd Quarter 2022 | 9 | 31.8 | 29.62 | 27.45 | 7.9% | 5.8 | – | 76 |
| 4th Quarter 2022 | 9 | 20.9 | 29.59 | 26.86 | 10.1% | 4.2 | 27 | 11 |
| **Total** | **31** | **95.3** | **$30.24** | **$28.65** | **5.5%** | **5.3** | **$395** | **$149** |

| New Leases - Comparable | Number of Leases Signed | GLA Signed | New Cash Rent PSF | Expiring Cash Rent PSF | % Increase Over Expiring Rent | Weighted Average Lease Term | Tenant Improvements | Lease Commissions |
|---|---|---|---|---|---|---|---|---|
| 1st Quarter 2022 | 1 | 4.4 | $26.50 | $24.45 | 8.4% | 5.4 | $110 | $62 |
| 2nd Quarter 2022 | 1 | 14.1 | 34.00 | 17.00 | 100.0% | 10.0 | 1,690 | 192 |
| 3rd Quarter 2022 | 2 | 13.8 | 46.55 | 31.60 | 47.3% | 10.0 | 2,023 | 560 |
| 4th Quarter 2022 | – | – | – | – | – % | – | – | – |
| **Total** | **4** | **32.3** | **$38.35** | **$24.27** | **58.0%** | **9.6** | **$3,823** | **$814** |

| All Comparable Leases Summary | Number of Leases Signed | GLA Signed | New Cash Rent PSF | Expiring Cash Rent PSF | % Increase Over Expiring Rent | Weighted Average Lease Term | Tenant Improvements | Lease Commissions |
|---|---|---|---|---|---|---|---|---|
| 1st Quarter 2022 | 9 | 36.9 | $30.96 | $30.30 | 2.2% | 5.9 | $478 | $97 |
| 2nd Quarter 2022 | 6 | 24.3 | 32.02 | 21.71 | 47.5% | 7.6 | 1,690 | 219 |
| 3rd Quarter 2022 | 11 | 45.6 | 34.76 | 28.72 | 21.0% | 7.5 | 2,023 | 636 |
| 4th Quarter 2022 | 9 | 20.9 | 29.59 | 26.86 | 10.1% | 4.2 | 27 | 11 |
| **Total** | 35 | 127.7 | $32.29 | $27.54 | 17.3% | 6.6 | $4,218 | $963 |

$ and square feet in thousands. Any differences are a result of rounding.

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© CTO Realty Growth, Inc. | ctoreit.com Same-Property NOI $ and square feet in thousands, except per square foot data. Any differences are a result of rounding. 30 Multi-Tenant Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Number of Comparable Properties 6 8 7 7 4 Same-Property NOI – 2022 $4,404 $5,256 $6,545 $5,370 $14,300 Same Property NOI – 2021 $3,465 $3,961 $5,815 $5,958 $11,988 $ Variance $939 $1,295 $730 ($588) $2,312 % Variance 27.1% 32.7% 12.6% (9.9%) 19.3% Single-Tenant Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Number of Comparable Properties 7 7 5 5 5 Same-Property NOI – 2022 $2,009 $2,190 $1,920 $2,745 $8,557 Same Property NOI – 2021 $1,984 $2,055 $1,746 $2,758 $8,238 $ Variance $25 $135 $174 ($13) $319 % Variance 1.3% 6.6% 10.0% (0.5%) 3.9% All Properties Q1 2022 Q2 2022 Q3 2022 Q4 2022 2022 Number of Comparable Properties 13 15 12 12 9 Same-Property NOI – 2022 $6,413 $7,446 $8,465 $8,115 $22,857 Same Property NOI – 2021 $5,449 $6,016 $7,561 $8,716 $20,226 $ Variance $964 $1,430 $904 ($601) $2,631 % Variance 17.7% 23.8% 12.0% (6.9%) 13.0%

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. Any differences are a result of rounding. 31 Anchor Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 6 169 5.0% 3,649 5.0% $20.28 2024 2 40 1.2% 685 0.9% 17.10 2025 6 121 3.6% 2,866 3.9% 23.95 2026 9 353 10.5% 6,147 8.5% 17.74 2027 9 367 10.9% 4,075 5.6% 11.17 2028 10 488 14.5% 9,021 12.4% 18.84 2029 2 164 4.9% 2,319 3.2% 13.99 2030 2 67 2.0% 784 1.1% 11.99 2031 3 48 1.4% 852 1.2% 19.02 Thereafter 10 293 8.7% 5,455 7.5% 18.62 Total 59 2,110 62.9% 35,853 49.4% $17.19 Small Shop Tenants Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 33 110 3.3% 2,442 3.4% $22.14 2024 51 164 4.9% 4,258 5.9% 26.08 2025 27 87 2.6% 3,005 4.1% 34.89 2026 41 213 6.3% 5,244 7.2% 24.95 2027 45 141 4.2% 3,796 5.2% 27.50 2028 27 118 3.5% 3,677 5.1% 32.98 2029 30 116 3.4% 3,731 5.1% 33.58 2030 29 79 2.4% 2,885 4.0% 40.70 2031 29 79 2.4% 2,738 3.8% 37.82 Thereafter 32 138 4.1% 4,947 6.8% 35.85 Total 344 1,245 37.1% 36,723 50.6% $31.22

© CTO Realty Growth, Inc. | ctoreit.com Lease Expiration Schedule $ and square feet in thousands. Any differences are a result of rounding. 32 Total Year Leases Expiring Expiring SF % of Total Cash ABR % of Total ABR PSF 2023 39 279 8.3% 6,091 8.4% $21.84 2024 53 204 6.1% 4,943 6.8% 24.24 2025 33 208 6.2% 5,871 8.1% 28.23 2026 50 566 16.9% 11,391 15.7% 20.12 2027 54 508 15.2% 7,871 10.8% 15.49 2028 37 606 18.0% 12,698 17.5% 20.97 2029 32 279 8.3% 6,050 8.3% 21.66 2030 31 147 4.4% 3,669 5.1% 25.04 2031 32 126 3.8% 3,590 4.9% 28.40 Thereafter 42 432 12.9% 10,402 14.3% 24.08 Total 403 3,355 100.0% 72,576 100.0% $21.63

# Top Tenant Summary

| Tenant/Concept | Credit Rating[1] | Leases | Leased Square Feet | % of Total | Cash ABR | % of Total |
|---|---|---|---|---|---|---|
| Fidelity | A+ | 1 | 210 | 5.6% | 3,619 | 5.0% |
| Ford Motor Credit | BB+ | 1 | 121 | 3.2% | 2,265 | 3.1% |
| AMC | CCC+ | 2 | 90 | 2.4% | 2,189 | 3.0% |
| WeWork | CCC+ | 1 | 59 | 1.6% | 1,977 | 2.7% |
| General Dynamics | A- | 1 | 64 | 1.7% | 1,623 | 2.2% |
| At Home | B- | 2 | 192 | 5.2% | 1,576 | 2.2% |
| Southern University | N/A | 1 | 60 | 1.6% | 1,569 | 2.2% |
| Whole Foods Market | AA- | 1 | 60 | 1.6% | 1,485 | 2.0% |
| Ross/dd's Discount | BBB+ | 4 | 106 | 2.8% | 1,334 | 1.8% |
| Best Buy | BBB+ | 2 | 82 | 2.2% | 1,224 | 1.7% |
| Darden Restaurants | BBB | 3 | 27 | 0.7% | 1,207 | 1.7% |
| Publix | Not Rated | 1 | 54 | 1.4% | 1,076 | 1.5% |
| Harkins Theatres | Not Rated | 1 | 56 | 1.5% | 961 | 1.3% |
| Regal Cinema | Not Rated | 1 | 45 | 1.2% | 948 | 1.3% |
| The Hall at Ashford Lane | Not Rated | 1 | 17 | 0.5% | 877 | 1.2% |
| TJ Maxx/HomeGoods/Marshalls | A | 2 | 75 | 2.0% | 834 | 1.1% |
| Landshark Bar & Grill | Not Rated | 1 | 6 | 0.2% | 764 | 1.1% |
| Hobby Lobby | Not Rated | 1 | 55 | 1.5% | 743 | 1.0% |
| Burlington | BB+ | 1 | 47 | 1.3% | 723 | 1.0% |
| Academy Sports & Outdoors | BB | 1 | 73 | 2.0% | 709 | 1.0% |
| Other | | 393 | 1,936 | 52.1% | 44,873 | 61.8% |
| **Total** | | **422** | **3,435** | **92.4%** | **72,576** | **100.0%** |
| | | | | | | |
| Vacant | | | 284 | 7.6% | | |
| **Total** | | **422** | **3,719** | **100.0%** | | |

$ and square feet in thousands.

(1) A credit rated, or investment grade rated tenant (rating of BBB-, NAIC-2 or Baa3 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody's Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC).

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# Geographic Diversification

CTO REALTY GROWTH

| Markets | Properties | Square Feet | % of Total | Cash ABR | % of Total | 5-Mile 2022 Average Household Income | 5-Mile 2022 Total Population | 2022-2027 Projected Population Annual Growth |
|---|---|---|---|---|---|---|---|---|
| Atlanta, GA | 4 | 1,070 | 28.8% | $23,677 | 32.6% | $156,077 | 223,583 | 1.1% |
| Dallas, TX | 2 | 372 | 10.0% | 8,248 | 11.4% | 146,103 | 320,047 | 1.2% |
| Richmond, VA | 1 | 392 | 10.5% | 7,660 | 10.6% | 141,700 | 174,567 | 0.3% |
| Raleigh, NC | 1 | 322 | 8.7% | 5,275 | 7.3% | 168,535 | 131,885 | 1.0% |
| Phoenix, AZ | 1 | 244 | 6.6% | 4,889 | 6.7% | 134,759 | 308,674 | 0.8% |
| Jacksonville, FL | 1 | 211 | 5.7% | 4,692 | 6.5% | 96,386 | 200,927 | 0.5% |
| Albuquerque, NM | 1 | 210 | 5.6% | 3,619 | 5.0% | 63,148 | 50,506 | 3.9% |
| Houston, TX | 1 | 201 | 5.4% | 3,177 | 4.4% | 124,283 | 275,061 | 0.9% |
| Santa Fe, NM | 1 | 137 | 3.7% | 2,773 | 3.8% | 106,492 | 64,342 | (0.2%) |
| Tampa, FL | 1 | 121 | 3.2% | 2,265 | 3.1% | 76,699 | 184,603 | 0.8% |
| Salt Lake City, UT | 1 | 171 | 4.6% | 1,693 | 2.3% | 106,412 | 364,557 | 0.8% |
| Washington, DC | 1 | 64 | 1.7% | 1,623 | 2.2% | 204,805 | 234,546 | 0.5% |
| Las Vegas, NV | 1 | 133 | 3.6% | 1,569 | 2.2% | 120,743 | 313,541 | 0.9% |
| Daytona Beach, FL | 5 | 41 | 1.1% | 1,064 | 1.5% | 63,128 | 106,381 | 0.3% |
| Orlando, FL | 1 | 30 | 0.8% | 350 | 0.5% | 103,034 | 278,379 | 0.5% |
| **Total** | **23** | **3,719** | **100.0%** | **$72,576** | **100.0%** | **$136,186** | **217,321** | **1.0%** |

| States | Properties | Square Feet | % of Total | Cash ABR | % of Total | 5-Mile 2022 Average Household Income | 5-Mile 2022 Total Population | 2022-2027 Projected Population Annual Growth |
|---|---|---|---|---|---|---|---|---|
| | | | | | | | | **1%** |
| Georgia | 4 | 1,070 | 28.8% | $23,677 | 32.6% | $156,077 | 223,583 | 1.1% |
| Texas | 3 | 573 | 15.4% | 11,425 | 15.7% | 140,035 | 307,537 | 1.1% |
| Virginia | 2 | 456 | 12.3% | 9,283 | 12.8% | 152,734 | 185,054 | 0.4% |
| Florida | 8 | 402 | 10.8% | 8,371 | 11.5% | 87,110 | 187,731 | 0.6% |
| New Mexico | 2 | 347 | 9.3% | 6,392 | 8.8% | 81,950 | 56,508 | 2.1% |
| North Carolina | 1 | 322 | 8.7% | 5,275 | 7.3% | 168,535 | 131,885 | 1.0% |
| Arizona | 1 | 244 | 6.6% | 4,889 | 6.7% | 134,759 | 308,674 | 0.8% |
| Utah | 1 | 171 | 4.6% | 1,693 | 2.3% | 106,412 | 364,557 | 0.8% |
| Nevada | 1 | 133 | 3.6% | 1,569 | 2.2% | 120,743 | 313,541 | 0.9% |
| **Total** | **23** | **3,719** | **100.0%** | **$72,576** | **100.0%** | **$136,186** | **217,321** | **1.0%** |

$ and square feet in thousands, except for average household income demographic information. Any differences are a result of rounding.
Demographic information sourced from Esri. Market, state and portfolio averages weighted by the Annualized Cash Base Rent of each property.

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© CTO Realty Growth, Inc. | ctoreit.com Other Assets $ and shares outstanding in thousands, except per share data. Any differences are a result of rounding. 35 Investment Securities Shares & Operating Partnership Units Owned Value Per Share December 31, 2022 Estimated Value Annualized Dividend Per Share In-Place Annualized Dividend Income Alpine Income Property Trust 2,203 $19.08 $42,041 $1.10 $2,424 Structured Investments Type Origination Date Maturity Date Original Loan Amount Amount Outstanding Interest Rate 4311 Maple Avenue, Dallas, TX Mortgage Note October 2020 April 2023 $400 $400 7.50% Phase II of The Exchange at Gwinnett Construction Loan January 2022 January 2024 $8,700 $220 7.25% Watters Creek at Montgomery Farm Preferred Investment April 2022 April 2025 $30,000 $30,000 8.50% Improvement Loan at Ashford Lane Improvement Loan May 2022 April 2025 $1,500 $1,053 12.00% Total Structured Investments $40,600 $32,100 8.35% Subsurface Interests Acreage Estimated Value Acres Available for Sale 355,000 acres $4,000 Mitigation Credits and Rights State Credits Federal Credits Total Book Value Mitigation Credits 25.6 1.8 $1,854 Mitigation Credit Rights 11.1 − 725 Total Mitigation Credits 36.7 1.8 $2,579

© CTO Realty Growth, Inc. | ctoreit.com 2023 Guidance 36 Low High Core FFO Per Diluted Share $1.50 − $1.55 AFFO Per Diluted Share $1.64 − $1.69 The Company’s estimated Core FFO per diluted share and AFFO per diluted share for 2023 is as follows: $ and shares outstanding in millions, except per share data. (1) Includes the effects of bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults. (2) Before potential impact from income producing acquisitions and dispositions. The Company’s 2023 guidance includes but is not limited to the following assumptions: Low High Same-Property NOI Growth(1) 1% − 4% General and Administrative Expense $14 − $15 Weighted Average Diluted Shares Outstanding 22.6 − 23.6 Year-end 2023 Leased Occupancy(2) 94% − 95% Investments in Income Producing Properties $100 − $250 Target Initial Investment Cash Yield 7.25% − 8.00% Dispositions $5 − $75 Target Disposition Cash Yield 6.00% − 7.50%

© CTO Realty Growth, Inc. | ctoreit.com Contact Information & Research Coverage Contact Information Corporate Office Locations Investor Relations Transfer Agent New York Stock Exchange 369 N. New York Ave., 3rd Floor Winter Park, FL 32789 1140 N. Williamson Blvd., Suite 140 Daytona Beach, FL 32114 Matt Partridge SVP, CFO & Treasurer (407) 904-3324 mpartridge@ctoreit.com Computershare Trust Company, N.A. (800) 368-5948 www.computershare.com Ticker Symbol: CTO Series A Preferred Ticker Symbol: CTO-PA www.ctoreit.com Research Analyst Coverage Institution Coverage Analyst Email Phone B. Riley Craig Kucera craigkucera@brileyfin.com (703) 312-1635 BTIG Michael Gorman mgorman@btig.com (212) 738-6138 Compass Point Floris van Dijkum fvandijkum@compasspointllc.com (646) 757-2621 EF Hutton Guarav Mehta gmehta@efhuttongroup.com (212) 970-5261 Janney Rob Stevenson robstevenson@janney.com (646) 840-3217 Jones Research Jason Stewart jstewart@jonestrading.com (646) 465-9932 Raymond James RJ Milligan rjmilligan@raymondjames.com (727) 567-2585 37

© CTO Realty Growth, Inc. | ctoreit.com Safe Harbor 38 Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 39 Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

© CTO Realty Growth, Inc. | ctoreit.com Non-GAAP Financial Measures 40 To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from of the Company’s rental properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

© CTO Realty Growth, Inc. | ctoreit.com Definitions & Terms 41 References and terms used in this presentation that are in addition to terms defined in the Non-GAAP Financial Measures include: ▪ This presentation has been published on February 23, 2023. ▪ All information is as of December 31, 2022, unless otherwise noted. ▪ Any calculation differences are assumed to be a result of rounding. ▪ “2023 Guidance” is based on the 2023 Guidance provided in the Company’s Full Year and Fourth Quarter 2022 Operating Results press release filed on February 23, 2023. ▪ “Alpine” or “PINE” refers to Alpine Income Property Trust, a publicly traded net lease REIT traded on the New York Stock Exchange under the ticker symbol PINE. ▪ “Annualized Straight-line Base Rent”, “ABR” or “Rent” and the statistics based on ABR are calculated based on our current portfolio and represent straight-line rent calculated in accordance with GAAP. ▪ “Annualized Cash Base Rent”, “Cash ABR” and the statistics based on Cash ABR are calculated based on our current portfolio and represent the annualized cash base rent calculated in accordance with GAAP due from the tenants at a specific point in time. ▪ “Credit Rated” is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners (NAIC) (together, the “Major Rating Agencies”). An “Investment Grade Rated Tenant” or “IG” references a Credit Rated tenant or the parent of a tenant, or credit rating thereof with a rating of BBB-, Baa3 or NAIC-2 or higher from one or more of the Major Rating Agencies. ▪ “Contractual Base Rent” or “CBR” represents the amount owed to the Company under the terms of its lease agreements at the time referenced. ▪ “Dividend” or “Dividends”, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or number of dividends in the future. ▪ “Investment in Alpine Income Property Trust” or “Alpine Investment” or “PINE Ownership” is calculated based on the 2,203,397 common shares and partnership units CTO owns in PINE and is based on PINE’s closing stock price. ▪ “Leased Occupancy” refers to space that is currently leased but for which rent payments have not yet commenced. ▪ “MSA” or “Metropolitan Statistical Area” is a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. ▪ “Net Debt” is calculated as our total long-term debt as presented on the face of our balance sheet; plus financing costs, net of accumulated amortization and unamortized convertible debt discount; less cash, restricted cash and cash equivalents. ▪ “Net Operating Income” or “NOI” is revenues from all income properties less operating expense, maintenance expense, real estate taxes and rent expense. ▪ “Total Enterprise Value” is calculated as the Company’s Total Common Shares Outstanding multiplied by the common stock price; plus the par value of the Series A perpetual preferred equity outstanding and Net Debt.